EXHIBIT 11

                        booktech.com, inc. and Subsidiary

                    Computation of Net Loss Per Common Share

                                   (Unaudited)
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

THREE MONTHS ENDED JUNE 30:                                    2001            2000
                                                           ------------    ------------
BASIC NET LOSS PER COMMON SHARE:
   Net loss attributable to common stockholders ........   $ (5,996,827)   $ (3,222,926)
   Weighted average number of common shares outstanding:
   Common Stock ........................................     20,766,489      18,739,933
                                                           ------------    ------------

   Basic net loss per common share .....................   $      (0.29)   $      (0.17)
                                                           ============    ============

DILUTED NET LOSS PER COMMON SHARE:
   Net loss attributable to common stockholders ........   $ (5,996,827)   $ (3,222,926)
   Weighted average number of common shares outstanding:
   Common Stock ........................................     20,766,489      18,739,933
   Effect of common stock equivalents ..................           --              --
                                                           ------------    ------------
   Total ...............................................     20,766,489      18,739,933
                                                           ------------    ------------

   Diluted net loss per common share ...................   $      (0.29)   $      (0.17)
                                                           ============    ============

SIX MONTHS ENDED JUNE 30:

BASIC NET LOSS PER COMMON SHARE:
   Net loss attributable to common stockholders ........   $ (8,144,935)   $ (4,673,526)
   Weighted average number of common shares outstanding:
   Common Stock ........................................     20,079,210      13,277,210
                                                           ------------    ------------

   Basic net loss per common share .....................   $      (0.41)   $      (0.35)
                                                           ============    ============

DILUTED NET LOSS PER COMMON SHARE:
   Net loss attributable to common stockholders ........   $ (8,144,935)   $ (4,673,526)
   Weighted average number of common shares outstanding:
   Common Stock ........................................     20,079,210      13,277,210
   Effect of common stock equivalents ..................           --              --
                                                           ------------    ------------
   Total ...............................................     20,079,210      13,277,210
                                                           ------------    ------------

   Diluted net loss per common share ...................   $      (0.41)   $      (0.35)
                                                           ============    ============
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